Exhibit 3.2
FIFTH AMENDED AND RESTATED BYLAWS
OF PEROT SYSTEMS CORPORATION
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
     Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Place of Meetings. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Annual Meetings. An annual meeting of stockholders shall be held on such day in each fiscal year of the corporation and at such time and place as may be fixed by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
     Section 3. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be given to each stockholder entitled to vote thereat by mailing or delivering such notice to the address of such stockholder as appears on the books of the corporation or by transmitting such notice by electronic means consented to by such stockholder, not less than ten days nor more than sixty days before the date of the meeting; provided that consent to any means of electronic transmission shall be deemed revoked if two consecutive notices are returned as undeliverable.
     Section 4. Advance Notice of Business. Subject to the rights of holders of any class or series of Preferred Stock, business proposed to be brought before an annual meeting of stockholders may be made only by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder of the corporation who is a stockholder of record at the time of giving the notice provided for in this Section 4 and who shall be entitled to vote at such annual meeting. Notwithstanding anything to the contrary, a stockholder may propose business to be brought before an annual meeting only if such stockholder pursuant to this Section 4 has given timely notice in proper written form of his or her intent to propose such business. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided, however, that in the event that less than seventy (70) days notice or prior Public Announcement (as defined below) of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was made or such Public Announcement was made, whichever first occurs. To be in proper written form, in addition to the requirements of Article VII of the certificate of incorporation, a stockholder’s notice to the Secretary required by this Section 4 shall set forth:
          (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
          (ii) the name and address of the stockholder who intends to propose the business and any Stockholder Associated Person (as defined below) covered by clauses (iii) and (iv) below;
          (iii) (a) the class and number of shares of the corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the corporation’s securities and (b) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities; and
          (iv) any material interest of the stockholder or any Stockholder Associated Person in such business.
          “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.
          “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.
          Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 4 and Article VII of the certificate of incorporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 4. Nothing in these bylaws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) the holders of any series of Preferred Stock pursuant to any applicable provision of the certificate of incorporation.
     Section 5. Advance Notice of Nomination of Directors. Subject to the rights of holders of any class or series of Preferred Stock, nominations for the election of directors may be made only by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder who is a stockholder of record at the time of giving notice provided for in this Section 5 and who shall be entitled to vote in the election of directors generally. Notwithstanding anything to the contrary, a stockholder may nominate one or more persons for election as directors only at an annual meeting and only if such stockholder pursuant to this Section 5 has given timely notice in proper written form of his or her intent to make such nomination or nominations. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided, however, that in the event that less than seventy (70) days notice or prior Public Announcement of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was made or such Public Announcement was made, whichever first occurs. To be in proper written form, in addition to the requirements of Article VII of the certificate of incorporation, a stockholder’s notice to the Secretary required by this Section 5 shall set forth:
          (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
          (ii) as to the stockholder giving the notice
(A)	the name and address, as they appear on the corporation’s books, of such stockholder and any Stockholder Associated Person covered by clause (B) below and

(B)	(1) the class and number of shares of the corporation which are held of record or are beneficially owned by such stockholder and by any Stockholder Associated Person with respect to the corporation’s securities and (2) any derivative positions held or beneficially held by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transactions or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the corporation’s securities.
          No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in these bylaws and Article VII of the certificate of incorporation. The chairman of the stockholders meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws and Article VII of the certificate of incorporation, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 5 and the provisions of Section 8 of this Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 5 and Section 8 of this Article II.
     Section 6. Special Meetings. Subject to the rights of holders of any class or series of Preferred Stock, special meetings of stockholders may be called only by the Chairman of the Board or President of the corporation or by the Chairman of the Board, President or the Secretary at the request in writing of a majority of the Board of Directors. Stockholders of the corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders unless authorized by the Board of Directors.
     Section 7. Notice of Special Meetings. Written or printed notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat by mailing or delivering such notice to the address of such stockholder as appears on the books of the corporation or by transmitting such notice by electronic means consented to by such stockholder, not less than ten days nor more than sixty days before the date of the meeting; provided that consent to any means of electronic transmission shall be deemed revoked if two consecutive notices are returned as undeliverable.
     Section 8. Business at Special Meetings. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board of Directors pursuant to the corporation’s notice of meeting. Subject to the rights of holders of any class or series of Preferred Stock, nominations for the election of directors at a special meeting of stockholder of the corporation may be made only by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting of stockholders, by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this Section 8 and who shall be entitled to vote in such election of directors. In the event that a special meeting of stockholders is properly called for the purpose of electing one or more directors to the Board of Directors, such a stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if, and only if, the stockholder delivers a notice containing the information set forth in Section 5 of this Article II to the Secretary of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the special meeting; provided, however, that in the event that less than seventy (70) days notice or prior Public Announcement of the date of the special meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the special meeting was made or such Public Announcement was made, whichever first occurs. In no event shall any adjournment or postponement of a special meeting or the Public Announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     Section 9. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, for such ten day period, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the meeting.
     Section 10. Quorum. The holders of a majority of the votes attributed to the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the certificate of incorporation or these bylaws. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment and a new record date is not fixed for the adjourned meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been properly transacted on the original date of the meeting. When a meeting is adjourned for thirty days or more, or when after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.
     Section 11. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
     Section 12. Proxies. (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
          (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section 12, the following shall constitute a valid means by which a stockholder may grant such authority:

          (i) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his or its authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
          (ii) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
          (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section 12 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
     Section 13. Voting. Unless otherwise provided by statute or the certificate of incorporation, each holder of shares of capital stock of the corporation shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.
     Section 14. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock or otherwise authorized by the Board of Directors, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.
     Section 15. Inspectors. (a) The corporation may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.
          (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
          (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise.
          (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Article II, Section 12 (b) (ii), ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b) (v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector’s belief that such information is accurate and reliable.
ARTICLE III
BOARD OF DIRECTORS
     Section 1. Powers. The business and affairs of the corporation shall be managed by a Board of Directors. The Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders.
     Section 2. Number of Directors. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than one (1).
     Section 3. Election and Term. Except as provided in Section 4 of this Article III, directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until the next annual meeting and until his successor shall have been elected and shall qualify, or until his death, resignation, or removal from office. Directors need not be stockholders of the corporation.
     Section 4. Vacancies and Newly Created Directorships. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or the number of directors constituting the whole Board shall be increased, a majority of the remaining or existing directors, though less than a quorum, may choose a successor or successors, or the director or directors to fill the new directorship or directorships, who shall hold office for the unexpired term in respect to which such vacancy occurred or in the case of a new directorship or directorships, until the next annual meeting of the stockholders.
     Section 5. Removal. The stockholders may remove a director either for or without cause at any meeting of stockholders, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting.
     Section 6. Chairman of the Board; Other Board Titles. The Board of Directors may appoint from among its members a Chairman of the Board of the corporation. The Chairman of the Board shall preside when present at all meetings of the Board of Directors and the stockholders. The Chairman shall exercise such other powers and perform such other duties as shall be assigned to or required of him from time to time by the Board of Directors or as may be prescribed by these bylaws. The Board of Directors may appoint from among its members a Chairman Emeritus or one or more Vice Chairmen of the Board, and may designate such other titles for one or more of its members, all as from time to time shall be determined by the Board of Directors. Each director holding such a title shall exercise such powers and perform such duties as shall be assigned or required of him from time to time by the Board of Directors or as may be prescribed by these bylaws.
ARTICLE IV
MEETINGS OF THE BOARD
     Section 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held at the location of and immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the Board may meet at such place and time as shall be fixed by the consent in writing of all the directors. All meetings of the Board of Directors may be held at such place, either within or without the State of Delaware, as from time to time shall be determined by the Board of Directors.
     Section 2. Regular Meetings. Regular meetings of the Board may be held at such time and place and on such notice, if any, as shall be determined from time to time by the Board.
     Section 3. Special Meetings. Special meetings of the Board may be called by the President or the Chairman of the Board on twenty-four hours’ notice to each director, delivered either personally or by mail or by telegram or telecopier. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of one director.
     Section 4. Quorum and Voting. At all meetings of the Board, a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 5. Telephone Meetings. Directors may attend any meeting of the Board or any committee thereof by conference telephone, radio, television or similar means of communication by means of which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.
     Section 6. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof, under the applicable provisions of any statute, the certificate of incorporation, or these bylaws, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be.
ARTICLE V
COMMITTEES
     Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action by the Board of Directors is expressly required by statute. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.
     Section 2. Other Committees. The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board deems appropriate. The corporation has elected to be governed by Section 141(c)(2) of the Delaware General Corporation Law.
     Section 3. Committee Rules; Quorum. Each committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.
ARTICLE VI
COMPENSATION OF DIRECTORS
          The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE VII
NOTICES
     Section 1. Methods of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the certificate of incorporation or these bylaws, such notice shall be delivered personally or shall be given in writing by mail addressed to such stockholder, director or committee member at such address as appears on the books of the corporation, or by electronic transmission, when, and to the extent, permitted by applicable law. Such notice shall be deemed to be given at the time of mailing. Notice to directors and committee members may also be given by telegram, which notice shall be deemed to be given at the time it is delivered to the telegraph office, or by telecopy, which notice shall be deemed to be given at the time it is transmitted or in person, which notice shall be deemed to be given when received.
     Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the certificate of incorporation or these bylaws, a waiver thereof in writing (or by electronic transmission, when, and to the extent permitted by applicable law) signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.
ARTICLE VIII
OFFICERS
     Section 1. Executive Officers. The executive officers of the corporation shall consist of at least a President and a Secretary and may also include of the Chairman of the Board, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect such other officers of the corporation as may be necessary or desirable for the business of the corporation, including one or more Vice Presidents, one or more of whom may be designated Executive or Senior Vice Presidents and may also have such descriptive titles as the Board shall deem appropriate, and a Treasurer. Any two or more offices may be held by the same person.
     Section 2. Election and Qualification. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the corporation.
     Section 3. Other Officers and Agents. The Board may elect or appoint Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors except as otherwise directed by the Board.
     Section 5. Term, Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent of the corporation may be removed at any time by the affirmative vote of a majority of the Board of Directors, or by the President. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors or otherwise as provided in this Article VIII.
     Section 6. Execution of Instruments. The President (and such other officers or persons as are authorized thereunto by resolution of the Board of Directors) may execute in the name of the corporation bonds, notes, debentures and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, contracts, leases, agreements and other instruments, requiring a seal under the seal of the corporation, and may execute such documents where not requiring a seal, except where such documents are required by law to be otherwise signed and executed, and except where the signing and execution thereof shall be exclusively delegated to some other officer or agent of the corporation.
     Section 7. Duties of Officers. The duties and powers of the officers of the corporation shall be as provided in these bylaws, or as provided for pursuant to these bylaws, or (except to the extent inconsistent with these bylaws or with any provision made pursuant hereto) shall be those customarily exercised by corporate officers holding such offices.
     Section 8. President. The President shall advise and counsel the other officers of the corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors. Unless another officer has been elected Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. The President shall, in the absence or disability of the Chairman of the Board, perform all the duties and have all the powers of the Chairman of the Board.
     Section 9. Vice Presidents. The Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors or the President may prescribe.
     Section 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. Except as may be otherwise provided in these bylaws, he shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors and the President. He shall keep in safe custody the seal of the corporation, if any, and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature.

The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. In the absence of the Treasurer and all Assistant Treasurers, the Secretary shall perform all the duties and have all the powers of the Treasurer.
     Section 11. Assistant Secretaries. The Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the President may prescribe. Assistant secretaries may be appointed by the President without prior approval of the Board of Directors.
     Section 12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board of Directors or the President, whenever any of them may require it, an account of all of his transactions as Treasurer and of the financial condition of the corporation.
     Section 13. Assistant Treasurers. The Assistant Treasurers in the order determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the President may prescribe.
ARTICLE IX
SHARES AND STOCKHOLDERS
     Section 1. Shares. The shares of the corporation shall be represented by certificates or shall be uncertificated. Unless the Board of Directors provides by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares, each registered holder of shares, upon request to the corporation, shall be provided with a certificate of stock, representing the number of shares owned by such holder. Provided that the Board has not already designated the applicable class or series of stock as uncertificated, absent a specific request for such a certificate by the registered owner or transferee thereof, all shares (other than shares with restrictions on transfer) shall be uncertificated upon the original issuance thereof by the corporation or upon the surrender of the certificate representing such shares to the corporation.
     Section 2. Certificates Representing Shares. If a class or series of stock is represented by a certificate, the certificates for shares of stock of the corporation shall be in such form, not inconsistent with the certificate of incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by, or in the name of the corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. The signature of any such officer may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
          All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the corporation.
          Except as hereinafter provided, all certificates surrendered to the corporation for transfer shall be canceled and no new certificates or uncertificated shares shall be issued until former certificates for the same number of shares have been surrendered and canceled.
     Section 3. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the corporation alleges that it has been lost, stolen or destroyed, he shall file in the office of the corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft, or destruction, and if required by the Board of Directors or the transfer agent of the corporation, a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of a new certificate in replacement therefor. Thereupon the corporation may cause to be issued to such person uncertificated shares or, if requested by such person, a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.
     Section 4. Transfer of Shares. Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue or cause to be issued uncertificated shares or, if requested by the appropriate person, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance or new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.
     Section 5. Fractional Shares. The corporation by action of its Board of Directors may, but shall not be obligated to, issue a certificate for a fractional share, and, by action of the Board of Directors may issue in lieu of such certificate scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not, unless otherwise provided, entitle the holder in proportion to such holders fractional shares to exercise voting rights, to receive dividends, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause such scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the corporation and the proceeds distributed to the holders of such scrip, or subject to any other conditions which the Board of Directors may deem advisable.
     Section 6. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of stock of the corporation.
     Section 7. Statements Relating to Uncertificated Securities. Within two business days after an issuance, transfer, pledge or release from a pledge of uncertificated shares has been registered, the corporation shall send to the registered owner thereof and, .if shares are or were subject to a registered pledge, to the registered pledgee, a written notice, signed (if required by law) in the same manner as a certificate for shares may be signed in accordance with Section 2 of this Article IX, stating (a) that the corporation shall furnish to such person(s) upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class of the corporation’s stock authorized to be issued and the designation, relative rights, preferences and limitations of each series of Preferred Stock so far as the same has been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series, (b) that the corporation is formed under the laws of the State of Delaware, (c) the number of shares and a description of the issue of which such shares are a part including the class of shares, and the designation of the series, if any, which have been issued, transferred, pledged or released from a pledge, as the case may be, (d) the name, address and taxpayer identification number, if any, of the person or persons to which such shares have been issued or transferred, and, in the case of registration of a pledge or a release from a pledge, of the registered owner and the registered pledgee whose interest is being granted or released, (e) any liens or restrictions of the corporation, and any adverse claims (i) which are embodied in a restraining order, injunction or other legal process served upon the corporation at a time and in a manner which afforded it a reasonable opportunity to act on it in accordance with applicable law, (ii) of which the corporation has received written notification from the registered owner or the registered pledgee at a time and in a manner which afforded it a reasonable opportunity to act on it in accordance with applicable law, (iii) to which the registration of transfer to the present registered owner was subject and so noted in a statement sent to such person under this paragraph, including restrictions on transfer not imposed by the corporation and (iv) of which the corporation is charged with notice from a controlling instrument which the corporation has elected to required as assurance that a necessary endorsement or instruction is genuine and effective, to which the shares are subject, or a statement that there are no such liens, restrictions or adverse claims, and (f) the date the issuance, transfer, pledge or release from a pledge, as the case may be, was registered. The corporation shall maintain a printed copy of the most recent statement sent to a person with respect to uncertificated shares pursuant to this paragraph.
          Within two business days after a transfer of uncertificated shares has been registered, the corporation shall send to the former registered owner and the former registered pledgee, if any, a written notice stating (a) the number of shares and a description of the issue of which such shares are a part, including the class of shares, and the designation of the series, if any, which have been transferred, (b) the name, address and taxpayer identification number, if any, of the former registered owner and of the former registered pledgee, if any and (c) the date the transfer was registered.
          The corporation shall send to each registered holder and registered pledgee of uncertificated shares, no less frequently than annually, and at any time upon the reasonable written request of any such person, a dated written notice stating (a) if such notice is to the registered owner, the number of shares and a description of the issue of which such shares are a part, including the class of shares and the designation of the series, if any, registered in the name of such registered owner on the date of the statement, (b) the name, address and taxpayer identification number, if any, of the registered owner, (c) the name, address and taxpayer identification number, if any, of any registered pledgee and the number of shares subject to the pledge, and (d) any liens or restrictions of the corporation and any adverse claims (i) which are embodied in a restraining order, injunction or other legal process served upon the corporation at a time and in a manner which afforded it a reasonable opportunity to act on it in accordance with applicable law, (ii) of which the corporation has received written notification from the registered owner or the registered pledgee at a time and in a manner which afforded it a reasonable opportunity to act on it in accordance with applicable law, (iii) to which the registration of transfer to the present registered owner was subject and so noted in a statement sent to such person under this paragraph, including restrictions on transfer not imposed by the corporation and (iv) of which the corporation is charged with notice from a controlling instrument which the corporation has elected to require as assurance that a necessary endorsement or instruction is genuine and effective, to which the shares are subject, or a statement that there are no such liens, restrictions or adverse claims.
          Each notice sent pursuant to this Section 7 shall bear a conspicuous legend reading substantially as follows: “This statement is merely a record of the rights of the addressee as of the time of its issuance. Delivery of the statement, of itself, confers no rights onto the recipient. This statement is neither a negotiable instrument nor a security.”
     Section 8. Fixing Record Date.
          (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.

          If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
          (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this Section, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
          (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to receive any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 9. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share or shares to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE X
INDEMNIFICATION
          (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Article X with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article X or otherwise.
          (b) If a claim under paragraph (a) of this Article X is not paid in full by the corporation within sixty days after a written claim has been received by the corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its Board of Directors, independent legal counselor its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article X or otherwise to be indemnified, or to such advancement of expenses, shall be on the corporation.
          (c) The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under the certificate of incorporation or any bylaw of the corporation, agreement, vote of stockholders or disinterested directors or otherwise.
          (d) The corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
          (e) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article X or as otherwise permitted under the Delaware General Corporation Law with respect to the indemnification and advancement of expenses of directors and officers of the corporation.
          (f) Any repeal or modification of the provisions of this Article X shall not adversely affect any right or protection hereunder of a director or officer of the corporation in respect of any action, suit or proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of or relating to any acts or omissions occurring prior to such repeal or modification, and the rights to indemnification and advancement of expenses pursuant to this Article X shall vest at the time any such person becomes a director or officer of the corporation.
ARTICLE XI
GENERAL
     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, or of the resolutions, if any, providing for any series of stock, may be declared by the Board of Directors at any meeting thereof, or by the Executive Committee at any meeting thereof. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation or of the resolutions, if any, providing for any series of stock.

     Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose or purposes as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
     Section 3. Shares of Other Corporations. Each of the President and any Vice President is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or other entity standing in the name of the corporation. The authority herein granted to said officer may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations and other entities.
     Section 4. Checks. All checks, drafts, bills of exchange or demands for money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 5. Corporate Records. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class and series, if any, of shares held by each. All other books and records of the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.
     Section 6. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors; if not so fixed, it shall be the calendar year.
ARTICLE XII
AMENDMENTS
          In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the bylaws of the corporation and shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the directors’ powers to manage the business and affairs of the corporation, provided that such bylaws are not inconsistent with the Delaware General Corporation Law or the certificate of incorporation, as amended, and such bylaws related to the business of the corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its stockholders, directors, officers or employees. In addition, the bylaws of the corporation may not be adopted, repealed, altered, amended or rescinded by the holders of stock of the corporation except by the affirmative vote of eighty percent (80%) of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting as a single class, provided that such bylaws are not inconsistent with the Delaware General Corporation Law or the certificate of incorporation, and such bylaws relate to the business of the corporation, the conduct of its affairs, and its rights or powers, or the rights or powers of its stockholders, directors, officers or employees. In addition to the powers and authority herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, to the provisions of the Delaware General Corporation Law, the certificate of incorporation, and any bylaws adopted by the stockholders; provided, however, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such bylaws had not been adopted.
          If any bylaw regulating an impending election of directors is made, altered, amended, changed, added or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so made, altered, amended, changed or repealed, together with a concise statement of the changes made.